EXHIBIT 10.7


                       SECURED PROMISSORY NOTE



$1,000,000.00                                          Phoenix, Arizona
                                                       August 10, 1999

1.      FUNDAMENTAL PROVISIONS.

The following terms will be used as defined terms in this Note:

Payee and Holder:         The Jerry and Vicki Moyes Family Trust dated
                          12-11-1987.

Maker:                    Flexpoint Sensor Systems, Inc., a Utah corporation

Principal Amount:         One Million Dollars ($1,00000.00)

Interest Accrual Date:    Interest to maturity date will be prepaid
to payee upon funding

Interest Rate:            Fourteen percent (14%) per annum

Default Interest Rate:    Twenty-eight percent (28%) per annum

Maturity Date:            February 10, 2000

Business Day:             Any day of the year other than Saturdays, Sundays,
                          or legal holidays.

Loan Documents:   The Note and Security Agreement, Uniform
                    Commercial Code Financing Statements and any other documents executed in connection with the Loan including, but not limited to, the Warrant to Purchase 500,000 shares of FLEXPOINT SENSOR SYSTEMS, INC. COMMON SHARES.

Loan:             The loan from Payee to Maker in the Principal
                    Amount and evidenced by this Note.

2.      PROMISE TO PAY.

For value received, Maker promises to pay to the order of Holder, at the office of Lender at 2200 S. 75th Avenue, Phoenix, AZ 85043 or at such other place as the Holder hereof may from time to time designate in writing, the Principal Amount of One Million Dollars ($1,00000.00), together with accrued interest from the date of disbursement on the unpaid principal balance at the Interest Rate.

3.      INTEREST; PAYMENTS.

(a) Absent an Event of Default hereunder or under any of the Loan Documents, the interest on this Note shall be prepaid by Maker to Lender upon funding. Any future advances or unpaid balances beyond the maturity date shall bear interest at the Interest Rate stated. Throughout the term of this Note, interest shall be calculated on a 360-day year with respect to the unpaid balance of the Principal Amount beyond the maturity date and, in all cases, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of 360 days on an annual basis.

(b) All payments due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker, and (ii) without any other set off. Maker will pay the amounts necessary such that the gross amount of the principal and interest received by the Holder hereof is not less than that required by this Note.

(c) One (1) final "balloon" payment of all unpaid principal, interest, if any, and any other amounts due hereunder shall be due and payable on the Maturity Date.

(d) If any payment to be made by maker hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

4.      PREPAYMENT.

Maker shall have the right to prepay the Principal Amount, or any portion thereof, without premium or penalty, provided that Maker shall provide the Holder with at least five (5) days prior written notice of Maker's intent to make any prepayment.

5.      LAWFUL MONEY.

Principal and interest are payable in lawful money of the United
States of America.

6.      APPLICATION OF PAYMENTS/LATE CHARGE.

(a) Absent the occurrence of an Event of Default hereunder or under any of the other Loan Documents, any payments received by the Holder hereof pursuant to the terms hereof shall be applied first to sums, other than principal and interest, due the Holder hereof pursuant to the Loan Documents, next to the payment of all interest accrued to the date of such payment, and the balance, if any, to the payment of principal. Any payments received by the Holder hereof after the occurrence of an Event of Default hereunder or under any of the Loan Documents, shall be applied to the amounts specified in this Paragraph 6 (a) in such order as the Holder hereof may, in its sole discretion, elect.

(b) If any payment of interest and/or principal is not received by the Holder hereof when such payment is due, then in addition to the remedies conferred upon the Holder hereof pursuant to Paragraph 9 hereof and the other Loan Documents, (i) a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the Holder hereof for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure periods, and (ii) the amount due and unpaid (including, without limitation, the late charge) shall bear interest at the Default Interest Rate, computed from the date on which the amount was due and payable until paid unless Section 9 is applicable.

7.      SECURITY.

This Note is secured by a lien upon the equipment described in the Security Agreement of even date herewith and the Form UCC-1
Financing Statement of even date herewith attached hereto as Exhibit AA@.

8.      EVENT OF DEFAULT.

The occurrence of any of the following shall be deemed to be an event of default (Event of Default) hereunder:

(a)     default in the payment of principal or interest when due; or

(b) the occurrence of an Event of Default under any of the Loan Documents, including but not limited to this Note.

9.      REMEDIES.

Upon the occurrence of an Event of Default, then at the option of the Holder hereof:
(a) the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Maker under the Loan Documents shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default, (and so long as such Event of Default shall continue), the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due under the Loan Documents, and any judgment for such principal, interest, and other amounts shall bear interest at the Default Interest Rate from the date of the last interest payment, subject to the limitations contained in Paragraph 14 hereof. No delay or omission on the part of the Holder hereof in exercising any right under this Note or under any of the other Loan Documents hereof shall operate as a waiver of such right.

10.     WAIVER.

Maker, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of non payment, notice of intent to accelerate, notice of acceleration, notice of dishonor, any notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents) and expressly agree that, without in any way affecting the liability of Maker, endorsers, guarantors, or sureties, the Holder hereof may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Loan Documents, accept additional security, release any person liable, and release any security or guaranty. Maker, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

11.     CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

No provision of this Note may be changed, discharged, terminated, or waived except in writing signed by the party against whom enforcement of the change, discharge, termination or waiver is sought. No failure on the part of the Holder hereof to exercise and no delay by the Holder hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

12.     ATTORNEYS' FEES.

If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level).

13.     SEVERABILITY.

If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

14.     INTEREST RATE LIMITATION.

Maker hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan, including, without limitation, any fees to be paid by maker pursuant to the provisions of the Loan Documents. Holder and Maker agree that none of the terms and provisions contained herein or in any of the Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Arizona. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Arizona, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the Holder, be credited to the payment of other amounts payable under the Loan Documents or returned to Maker.

15.     NUMBER AND GENDER.

In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

16.     HEADINGS.

 Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

17.     CHOICE OF LAW.

This Note shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to conflict of laws principles. Exclusive jurisdiction on all litigation will be in the Superior Court of Maricopa County, Arizona.

18.     INTEGRATION.

The Loan Documents contain the complete understanding and agreement of the Holder hereof and Maker and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

19.     BINDING EFFECT.

The Loan Documents will be binding upon, and inure to the benefit of, the Holder hereof, Maker, and their respective successors and assigns. Maker may not delegate its obligations under the Loan
Documents.

20.     TIME IS OF THE ESSENCE.

Time is of the essence with regard to each provision of the Loan
Documents as to which time is a factor.

21.     SURVIVAL.

The representations, warranties, and covenants of the Maker in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

22.     WAIVER OF JURY TRIAL.

MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE. MAKER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE THE COURT AND NOT BEFORE A JURY.

                                   MAKER

                                   Flexpoint, Inc., a Utah corporation

                                   By:     /s/ Douglas M. Odom
                                           ----------------------------



                                   Its:

                         SECURITY AGREEMENT


THIS SECURITY AGREEMENT is made and entered into this 10th day of August, 1999, by Flexpoint Sensor Systems, Inc., a Utah corporation, whose offices are located 6906 South 300 West, Midvale, Utah 84047 (hereinafter called ADebtor@) in favor of The Jerry and Vicki Moyes Family Trust dated 12-11-87 (hereinafter called ASecured Party@) whose address is 2200 S. 75th Avenue, Phoenix, AZ 85043

1.      RECITALS

1.1 Secured Party has contemporaneously herewith loaned to Debtor the aggregate principal sum of One Million Dollars
($1,000,000.00) as evidenced by the Note made contemporaneously with this Security Agreement.

1.2 The making of such loan by Secured Party is conditioned upon Debtor's securing the Note by giving to Secured Party a security interest in the property described on Exhibit A attached hereto and incorporated herein by reference (hereinafter called the Collateral).

2.      SECURITY INTEREST

2.1 In consideration of the loan described above, Debtor hereby grants to Secured Party a security interest (hereinafter called the Security Interest) in the property described on Exhibit A (Collateral).

2.2 This Security Agreement is given for the purpose of securing, in such order of priority as Secured Party may elect:

(a) Payment of the aggregate sum of $1,000,000.00 with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys' fees, according to the terms of that Promissory Note dated of this date, made by Debtor, payable to the order of Secured Party, and all extensions, modifications, renewals or replacements thereof (hereinafter called the Note);

(b) Payment, performance and observance by Debtor of each agreement, term, provision and condition contained herein and of all monies expended or advanced by Secured Party pursuant to the terms hereof, or to preserve any right of Secured Party hereunder, or to protect or preserve the Collateral or any part thereof;

(c) Payment and performance of any and all other indebtedness, obligations and liabilities of Debtor to Secured Party of every kind and character, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, whether such indebtedness is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred.

All of the indebtedness and obligations secured by this Security
Agreement are hereinafter collectively called the Obligation.

3.      WARRANTIES, COVENANTS AND AGREEMENTS OF DEBTOR

3.1     Debtor represents and warrants that:

(a) Debtor is the true and lawful owner of the Collateral and has full power, right and authority to execute and deliver this Agreement;

(b) The Collateral, as of the date hereof, is valid and in good and current standing, not having been altered, amended, changed, terminated or canceled in any way;

(c) The Collateral represents a bona fide, valid and legally enforceable obligation of the person or entity named therein in accordance with its terms. No payments have been made, collected or remitted under the Collateral in advance of the accrual thereof;

(d) No defense, setoff, claim or counterclaim exists against Debtor that could be asserted against Secured Party, whether in any proceeding to enforce Secured Party's interest in the Collateral or otherwise;

(e) Debtor has not conveyed, transferred, or assigned the Collateral or any of its rights or interest therein and has not executed any other document or instrument that might prevent or limit Secured Party from operating under the terms and conditions of this Agreement;

(f) Debtor will make no other assignment of the Collateral or of any right or interest therein; and

(g) Debtor has taken all steps necessary to ensure that the Note, this Security Agreement and the Loan Documents are binding obligations of the Debtor, including but not limited to, adoption by Debtor=s Board of Directors of any Board Resolutions reasonably necessary to fully obligate Debtor hereunder and effectuate the intent of the Debtor and Secured Party in entering into the Loan Documents.

3.2     Debtor does hereby make, constitute and appoint Secured
Party, its successors and assigns, Debtor's true and lawful attorney-in-fact, in Debtor's name, place and stead, or otherwise:

(a) To do all acts and to execute, acknowledge, obtain and deliver any and all instruments, documents, items or things necessary, proper or required as a term, condition or provision of the Collateral or in order to exercise any rights of Debtor under the Collateral or to receive and enforce any performance due Debtor under the Collateral;

(b) To give any notices, instructions, or other communications to any other parties to the Collateral or to any person or entity in connection therewith;

(c) To demand and receive all performances due under or with respect to the Collateral and to take all lawful ways and means for the enforcement thereof and to compromise and settle any claim or cause of action in Debtor arising from or related to the Collateral and give acquittance and other sufficient discharges relating thereto; and

(d) To file any claim or to take any other action or proceeding, either in its own name or in that of its nominee, or in the name of Debtor or otherwise, to enforce performances due under or related to the Collateral or to protect and preserve the right, title and interest of Secured Party hereunder.

The power of attorney given herein is a power coupled with an interest and shall be irrevocable so long as any part of the Obligation remains unpaid or unperformed. Secured party shall have no obligation to exercise any of the foregoing rights and powers in any event.

3.3 No change, amendment or modification shall be made to the Collateral or to the instructions of Debtor contained herein without the prior written approval of Secured Party.

3.4 Debtor shall promptly notify Secured Party of any default or breach of or under the Collateral or of any failure of performance or other condition that with the giving of notice or the passage of time, or both, could become a default or breach under the Collateral.

3.5 Debtor shall pay all taxes, assessments, and other charges that may be levied or assessed against the Collateral current through August 1999 and thereafter.

3.6 Debtor shall immediately give Secured Party written notice of any change in location of Debtor's executive office.


3.7 Debtor, at its cost and expense, shall protect and defend this Agreement, all of the rights of Secured Party hereunder and the Collateral against all claims and demands of other parties. Debtor shall pay all claims and charges that in the opinion of Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest. Debtor shall promptly notify Secured Party of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral and of any threatened or filed claims or proceedings that might in any way affect or impair the terms of this Agreement.

3.8 The Security Interest, at all times, shall be perfected and shall be prior to any other interests in the Collateral. Debtor shall act and perform as necessary and shall execute and file all Security Agreements, financing statements, continuation statements and other documents deemed necessary by Secured Party to establish, maintain and continue the perfected Security Interest. Debtor, on demand, shall promptly pay all costs and expenses of filing and recording, including the costs of any searches, deemed necessary by Security Party from time to time to establish and determine the validity and the continuing priority of the Security Interest.

3.9 If Debtor shall fail to pay any expenses or charges, to keep all of the Collateral free from other security interests, encumbrances or claims or to perform otherwise as required herein, Secured Party may advance the monies necessary to pay the same.

3.10 All rights, powers and remedies granted Secured Party herein, or otherwise available to Secured Party, are for the sole benefit and protection of Secured Party, and Secured Party may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if under the terms hereof, Secured Party is given two or more alternative courses of action, Secured Party may elect any alternative or combination of alternatives at its option and its sole and absolute discretion. All monies advanced by Secured Party under the terms hereof and all amounts paid, suffered or incurred by Secured Party in exercising any authority granted herein, including reasonable attorneys' fees, shall be added to the Obligation, shall be secured by the Security Interest, shall bear interest at the highest rate payable on the Obligation until paid, and shall be due and payable by Debtor to Secured Party immediately without demand.

3.11 Debtor shall furnish to Secured Party, or to any proposed assignee of the Note, within five (5) days after request therefore, a written statement in form satisfactory to Secured Party, duly acknowledge, certifying the amount of the Principal and interest then owing under the Note, whether any claims, offsets or defenses exist there against or against this Security Agreement or any of the terms and provisions of any other agreement securing the Obligation.

4.      EVENTS OF DEFAULT; REMEDIES

4.1 The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an Event of Default:

(a) Any failure to pay principal or interest or any other part of the Obligation pursuant to the provisions contained in the Note or other Security Instrument after notice as provided in the Promissory Note.

(b) Any failure or neglect to perform or observe any of the terms, provisions, or covenants of this Security Agreement, any of the Note, the Loan Agreement or any other document or instrument executed or delivered in connection with the Obligation and such failure or neglect either cannot be remedied or, if it can be remedied, it continues unremedied for a period of thirty (30) days after written notice thereof to Debtor.

(c) Any warranty, representation or statement contained in this Security Agreement, the Note, or any other document or instrument executed or delivered in connection with the Obligation, or made or furnished to Secured Party by or on behalf of Debtor, that shall be or shall prove to have been materially false when made or furnished.

(d) The filing by Debtor, (or against Debtor) in which Debtor acquiesces or which is not dismissed within sixty (60) days after the filing thereof of any proceeding under the federal bankruptcy laws or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to Debtor or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of Debtor.

(e) The insolvency of Debtor, or the execution by Debtor of an assignment for the benefit of creditors; or the convening by Debtor of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Debtor to pay its debts as they mature; or if Debtor is generally not paying its debts as they mature.

(f) The admission in writing by Debtor that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature.

(g) The liquidation, termination or dissolution of Debtor, if a corporation, partnership or joint venture, if the Secured Party is not reasonably reassured of timely payment and performance hereunder and under the Note and all other Loan Documents.

(h) Any attachment, garnishment, levy or execution upon, or judicial seizure of, any portion of the Collateral.

(i) The existence or the filing of any lien or encumbrance against any portion of the Collateral which may impair the first lien position of secured party.

(j) The institution of any legal action or proceedings to enforce a lien or security interest in any portion of the Collateral.

(k)     The abandonment by Debtor of all or any part of the Collateral.

(l) The loss, theft or destruction of, or any substantial damage to, any portion of the Collateral that is not replaced, restored or returned within thirty (30) days.

(m) The occurrence of any Event of Default under any of the Note or any other document or instrument executed or delivered in connection with the Obligation.

(n) The occurrence of any Event of Default under any document or instrument given by Debtor in connection with any other indebtedness of Debtor to Secured Party.

4.2 Upon the occurrence of any Event of Default at any time thereafter while such Event of Default is continuing, Secured Party shall have the following rights and remedies and may do one or more of the following:

(a) Declare all or any part of the Obligation including any or all of the Note immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law.

(b) Pursue any legal remedy available to collect the Obligation, to enforce its title in and right to possession of the Collateral and to enforce any and all other rights or remedies available to it.

(c)     Apply any funds in any Impound Accounts held by Secured
Party for the benefit of Debtor to the Obligation in any manner as Secured Party elects.

(d) After notice to Debtor as provided in Paragraph 4.3 herein, sell such Collateral at public or private sale either with or without having such Collateral at the place of sale. The proceeds of such sale, after deducting therefrom all expenses of Secured Party in collecting and selling the Collateral (including reasonable attorneys' fees) shall be applied to the payment of the Obligation, and any surplus thereafter remaining shall be paid to Debtor or any other person that may be legally entitled thereto. In the event of a deficiency between such net proceeds from the sale of the Collateral and the total amount of the Obligation, Debtor, upon demand, shall promptly pay the amount of such deficiency to Secured Party. Secured Party may purchase all or any part of the Collateral offered at any public or private sale made in the enforcement of Secured Party's rights and remedies hereunder.

4.3 Secured Party shall give Debtor reasonable notice of any sale or other disposition of all or any part of the Collateral. Debtor agrees that notice and demand shall be deemed to be commercially reasonable and effective if such notice is given to Debtor at least ten (10) days prior to such sale or other disposition in the manner provided herein for the giving of notices.

4.4 Debtor shall and does hereby indemnify and hold Secured Party harmless from any and all damages and losses arising as a result of or related to the Collateral, this Agreement or the exercise by Secured Party of any of its rights under this Agreement, including, without limitation, any judgment, amounts paid in settlement, and all costs and expenses, including reasonable attorneys fees, incurred in defending or settling any action, suit or proceeding in connection with the foregoing.

4.5 All sums advanced or paid by Secured Party under the terms hereof, all amounts paid, suffered or incurred by Secured Party in exercising any authority granted herein, including reasonable attorneys fees, and all other amounts due Secured Party in connection with this Agreement shall be added to the Obligation, shall be secured by all lien and security documents securing the Obligation, shall bear interest at the highest rate payable on any of the Obligation until paid, and shall be due and payable by Debtor to Secured Party immediately without demand.

4.6 Debtor shall pay all costs and expenses, including without limitation costs of Uniform Commercial Code searches, court costs and reasonable attorneys' fees, incurred in enforcing payment and performance of the Obligation or in exercising the right and remedies of Secured Party whether in civil, probate, bankruptcy or appellate courts. Such court costs and attorneys' fees shall be set by the court and not by jury, shall be included in any judgment obtained by Secured Party, shall be added to the obligation and shall be secured by this Security Agreement.

4.7 In addition to the remedies provided herein for an Event of Default, Secured Party shall have all the rights and remedies afforded a secured party under the Uniform Commercial Code. No failure on the part of Secured Party to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Secured Party in exercising any such rights shall be construed to preclude it from the exercise thereof any time during the continuance of that Event of Default. Secured Party may enforce any one or more remedies or rights hereunder successively or concurrently. By accepting payment or performance of any of the Obligation after its due date, Secured Party shall not thereby waive the agreement contained herein that time is of the essence, nor shall Secured Party waive either its right to require prompt payment or performance when due of the remainder of the Obligation or its right to consider the failure to so pay or perform an Event of Default.

5.      OPTIONAL REMEDIES

5.1     In addition to the remedies provided Secured Party by
Section 4 above, Secured Party shall have, at its sole and exclusive option, upon written Notice to the Debtor, the following Optional Remedies upon any Event of Default:

(a) Secured Party may forgive the Note and any and all indebtedness represented thereby in exchange for THREE MILLION DOLLARS ($3,000,000.00) in shares of the Debtor=s common voting stock at the closing market price on the day of the Event of Default, or on the next Business Day thereafter if the Event of Default occurs on a day that is not a Business Day as defined in the Note. In the event that the Debtor=s stock is not publically traded at the time that the Secured Party exercises its Optional Remedy under this Section 5.1(a), Secured Party shall be entitled to THREE MILLION DOLLARS ($3,000,000.00) in shares of the Debtor=s Common Stock at the closing market price on the last day that the Debtor=s Common Stock was publically traded. In the event that Secured Party exercises its Optional Remedy under this Section 5.1(a), Secured Party shall be entitled to retain all prepaid interest, interest, principal and Warrants paid and/or issued by Debtor to the Secured Party in connection with the Note and the Loan Documents. In addition, Debtor agrees that Debtor=s Board of Directors will take all actions necessary to immediately expand the Debtor=s Board of Directors by one Board Member and immediately appoint Secured Party=s nominee (ANominee@) to the newly created Board of Director=s position. Nominee shall serve for one regular term on the Debtor=s Board of Directors. After Nominee has served one term on Debtor=s Board of Directors Nominee shall be entitled to stand for re-election to the Debtor=s Board of Directors at the next regularly scheduled meeting of the Debtor=s Stockholders held after the end of Nominee=s first term; or

(b) Secured Party may extend the term of the Note for an additional six (6) months on the same terms and conditions as contained in the Note and the Loan Documents, including but not limited to, all of the terms and conditions contained in this Security Agreement. As a condition of extending the term of the Note an additional six (6) months pursuant to this Section 5.1(b) the Debtor shall issue to the Secured Party a Warrant for an additional FIVE HUNDRED THOUSAND (500,000) Shares of the Debtor=s common voting stock at the same Exercise Price and on the same terms as set forth in the Warrant issued to the Secured Party as part of this Loan Agreement and as set forth in the Loan Documents. In the event that the Secured Party exercises its Optional Remedy under this Section 5.1(b) the Note, as extended, shall bear interest at the Note Interest Rate, which shall be prepaid within ten (10) Business Days of Notice to Debtor that Secured Party is exercising its Optional Remedy pursuant to this Section 5.1(b). In the event that Debtor fails to make the required prepayment of interest within ten (10) Business Days of Notice by Secured Party, Secured Party shall be entitled to exercise any and all of its remedies under the terms of the Loan Documents, including but not limited to its remedies pursuant to Sections 4 and 5 of this Security Agreement.
In the event that Secured Party exercises its Optional Remedy under this Section 5.1(b) and Debtor then subsequently Defaults under the Note, as extended, Secured Party shall be entitled to any and all rights and remedies available to it, and Debtor shall be bound by all of Debtor=s warranties and obligations, under the Loan Documents including, but not limited to, these Sections 4 and 5 of this Security Agreement.

6.      MISCELLANEOUS PROVISIONS

6.1 The acceptance of this Security Agreement by Secured Party shall not be considered a waiver of or in any way to affect or impair any other security that Secured Party may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Obligation, nor shall the taking by Secured Party at any time of any such additional security be construed as a wavier of, or in any way to affect or impair, the Security Interest; Secured Party may resort, for the payment or performance of the Obligation, to its several Security Interests therefor in such order and manner as it may determine.

6.2 Secured Party, by accepting this Agreement, shall not be subject to any obligation or liability under the Collateral, including, without limitation, any duty to perform any of the terms, conditions, provisions or agreements thereof, but any and all such obligations and liabilities shall continue to rest upon Debtor as though this Agreement had not been made.

6.3 Without notice or demand, without affecting the obligations of Debtor hereunder or the personal liability of any person for payment or performance of the Obligation, and without affecting the Security Interest or the priority thereof, Secured Party, from time to time, may (i) extend the time for payment of all or any part of the Obligation, accept a renewal note therefore, reduce the payments thereon, release any person liable for all or any part thereof, or otherwise change the terms of all or any part of the Obligation;
(ii) take and hold other security for the payment or performance of the Obligation and enforce, exchange, substitute, subordinate, waive or release any such security; (iii) join in any extension or subordination agreement; or (iv) release any part of the Collateral from the Security Interest.

6.4 Debtor waives and agrees not to assert: (i) any right to require Secured Party to proceed against any guarantor, to proceed against or exhaust any other security for the Obligation, to pursue any other remedy available to Secured Party, or to pursue any remedy in any particular order or manner; (ii) the benefits of any statute of limitations affecting the enforcement hereof; (iii) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Obligation; and (iv) any benefit of, and any right to participate in, any other security now or hereafter held by Secured Party.

6.5 No failure or delay on the part of Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies hereunder are cumulative and may be exercised by Secured Party either independently of or concurrently with any other right, power, or remedy contained herein or in any instrument executed in connection with the Obligation.

6.6 The terms herein shall have the meanings in and be construed under the Uniform Commercial Code. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be void or invalid, the same shall not affect the remainder hereof which shall be effective as though the void or invalid provision has not been contained herein.

6.7 No modification, rescission, waiver, release or amendment of any provision of this Security Agreement shall be made except by a written agreement subscribed by Debtor and a duly authorized officer of Secured Party.

6.8 This Security Agreement shall remain in full force and effect until all of the Obligation shall have been paid and performed in full.

6.9 No offset or claim that Debtor now has or may in the future have against Secured Party shall relieve Debtor from paying or performing the Obligation.

6.10 Time is of the essence hereof. This Security Agreement applies to, inures to the benefit of, and binds all parties hereto, their heirs, personal representatives, successors and assigns. The term Secured Party shall include not only the original Secured Party hereunder but also any future owner and holder, including pledgees, of the Note. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

6.11 All notices required or permitted to be given hereunder shall be in writing, and shall be delivered and become effective two days after deposit with the U.S. Postal Service to:

If to Debtor:

Flexpoint Sensor Systems, Inc.
6906 South 300 West
Midvale, Utah 84047

If to Secured Party:

The Jerry and Vicki Moyes Family Trust
2200 S. 75th Avenue
Phoenix, AZ 85043

with a copy to:

Richard Spector
Spector Law Offices, P.C.
6900 E. Camelback Rd., Suite 640
Scottsdale, Arizona  85251


6.12 A carbon, photographic or other reproduced copy of this Security Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

7.      TIME FOR PERFORMANCE UNDER NOTE

7.1 Notwithstanding anything to the contrary contained herein or any prior written agreements including any and all commitments, responsibilities and/or obligations which have been set forth either in writing or verbally are not binding upon either party except for any non disclosure or confidentiality agreement signed by the parties which will remain in full force for the term as specified in the non disclosure or confidentiality agreement, until such time as Secured Party delivers to Debtor and Debtor receives the proceeds of the One Million dollar ($1,000,000) loan as contemplated by the Note and the Loan Documents and any revisions thereto. Further, Secured Party and Debtor mutually agree that Debtor has the sole right not to accept the One Million dollar ($1,000,000) loan from Secured Party if funding has not been completed by Wednesday August 11, 1999, 5 p.m. Mountain Standard Time.

This Security Agreement has been executed and delivered on behalf of and in the name of Debtor on the date indicated above.


DEBTOR:

Flexpoint Sensor  Systems,Inc.,




By:     /s/ Douglas M. Odom
        -------------------

Its:


STATE OF UTAH     )
                  ) ss.
County of         )

       The foregoing instrument was acknowledged before me this ___ day of August,
       1999, by ________________________, ________________ of
       Flexpoint Sensor Systems Inc., a Utah corporation, on behalf of such company.

       ___________________________
       Notary Public
       My Commission Expires:

       ____________________

 SECURED PARTY:

 The Jerry and Vicki Moyes Family Trust



       By:     _______________________

       its:



       STATE OF ARIZONA          )
                                 ) ss.
       County of Maricopa        )

       The foregoing instrument was acknowledged before me this ___ day of August,
       1999, by ________________________ on behalf of The
       Jerry and Vicki Moyes Family Trust.

       ___________________________
       Notary Public

       My Commission Expires:

       ____________________